As filed with the Securities and Exchange Commission on July 16, 1997
                                   Registration Statement No. 333-_________
===========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-3

                             ----------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                                fonix corporation
             (Exact name of registrant as specified in its charter)

                             ----------------------

             DELAWARE                                   22-2994719
   (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                   Identification No.)


                             1225 Eagle Gate Tower
                          60 East South Temple Street
                           Salt Lake City, Utah 84111
                                (801) 328-0161
                        (Address, including zip code, and
                     telephone number, including area code,
                            of registrant's principal
                               executive offices)

                             ----------------------

                            JEFFREY N. CLAYTON, ESQ.
                              VICE PRESIDENT/LEGAL
                               fonix corporation
                             1225 Eagle Gate Tower
                          60 East South Temple Street
                           Salt Lake City, Utah 84111
                                (801) 328-0161
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                    COPY TO:
                            JEFFREY M. JONES, ESQ.
                      DURHAM, EVANS, JONES & PINEGAR, P.C.
                       50 SOUTH MAIN STREET, SUITE 850
                           SALT LAKE CITY, UTAH 84111

    Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
_______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________.

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                   Proposed           Proposed
                                                                   Maximum            Maximum
                                            Amount                 Aggregate          Aggregate         Amount of
Title of Class of Securities                To be                  Price              Offering          Registration
to be Registered                            Registered             Per Share          Price             Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock,                               1,030,928 shares(1)    $6.4688 (2)        $ 6,668,867 (2)   $ 2,020.87
$.0001 par value per share

Common Stock,                                 250,000 shares(3)    $8.28 (4)          $ 2,070,000 (4)   $   627.27
$.0001 par value per share
                                            ===================                       ==============    ============
    Totals                                   1,280,928 shares                         $ 8,738,867       $ 2,648.14
------------------------------------------------------------------------------------------------------------------------

(1) Represents 200% of the shares issuable upon a hypothetical conversion of $3,000,000 principal amount of Series B 5% Convertible Debentures due June 18, 2007, assuming such a conversion occurred on July 11, 1997. Estimated solely for purposes of calculation of the fee. The actual number of shares of common stock issuable upon conversion of the foregoing may be more or less than such estimate based on a variety of factors, including the date of conversion and the price of the common stock on such date.

(2) The fee is estimated pursuant to Rule 457(c) and (g)(3) under the Act on the basis of the average of the high and low sale prices reported on the Nasdaq SmallCap Market on July 11, 1997.

(3) Represents shares issuable upon exercise of warrants to purchase shares of the Company's Common Stock at the exercise price of $8.28 per share expiring June 18, 2002.

(4)  Fee calculated pursuant to Rule 457(g)(1).

     Pursuant to Rule 416, there are also registered hereby such additional indeterminate number of shares of such Common Stock as may become issuable as dividends or to prevent dilution resulting from stock splits, stock dividends or similar transactions or as the result of floating rate conversion mechanisms as are set forth in the terms of the debentures and preferred stock referred to above.

===========================================================================


























                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A + + REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH + + THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE +
+ SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE            +
+ REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT + + CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR + + SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH + + OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR +
+ QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.              +
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS                        Subject to Completion Dated July 16, 1997


                                    [LOGO]
                                                          [Technology Icon]


                               fonix corporation
                               1,280,928 shares
                  Common Stock, par value $.0001 per share
                                 consisting of:
       1,030,928 shares representing 200% of the shares issuable upon conversion of $3,000,000 principal amount of Series B 5% Convertible Subordinated Debentures Due 2007; and
        250,000 shares underlying Common Stock Purchase Warrants
                            expiring June 18, 2002

     This Prospectus relates to 1,280,928 shares of Common Stock, $.0001 par value, (the "Shares") of fonix corporation, a Delaware corporation (the "Company", the "Registrant" or "fonix") consisting of: (i) 1,030,928 shares representing 200% of the shares issuable upon conversion of $3,000,000 principal amount of Series B 5% Convertible Subordinated Debentures Due June 18, 2007 (the "Series B Debentures"); and (ii) 250,000 shares issuable upon the exercise of presently issued and outstanding Common Stock Purchase Warrants at the exercise price of $8.28 per share expiring June 18, 2002 (the "Warrants"), all of which securities are owned of record by the selling stockholder (the "Selling Stockholder") and are convertible or exercisable as described in the "Selling Stockholder" and
"Plan of Distribution" sections of the Prospectus.   The Series B
Debentures, the Warrants and, to the extent issued prior to the effective date of the registration statement of which this Prospectus is part, the Shares issued upon conversion of the Series B Debentures or exercise of the Warrants were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof and the rules and regulations promulgated thereunder. The Shares are being registered by the Company pursuant to a Registration Rights Agreement between the Company and the Selling Stockholder as a condition to the Selling Stockholder's acquisition of the Series B Debentures and the Warrants. All shares to be registered hereby are to be offered by the Selling Stockholder, and the Company will receive no proceeds from the sale of such Shares. The Shares may be offered by the Selling Stockholder, or by its pledgees, donees, transferees or other successors in interest, from time to time on the Nasdaq SmallCap Market, in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. See "Selling Stockholder" and "Plan of Distribution." The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments which such Selling Stockholder may be required to make in respect thereof. See "Plan of
Distribution".   The Company will bear certain expenses incurred in
effecting the registration of the Shares. Notwithstanding the inclusion in this Prospectus of the Shares, the Selling Stockholder has no obligation to sell any or all of the Shares.

     The Company's Common Stock, par value $.0001 per share, is listed on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") and traded on the Nasdaq SmallCap Market. The last reported bid price of the Common Stock on the Nasdaq SmallCap Market on July 11, 1997 was $6.0625 per share.

     The Selling Stockholder and any broker-dealers or agents that participate with the Selling Stockholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

THE SHARES HAVE NOT BEEN REGISTERED FOR SALE BY THE SELLING STOCKHOLDER UNDER THE SECURITIES LAWS OF ANY STATE AS OF THE DATE OF THIS PROSPECTUS. BROKERS OR DEALERS EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THE REGISTRATION THEREOF UNDER THE SECURITIES LAWS OF THE STATES IN WHICH SUCH TRANSACTIONS OCCUR, OR THE EXISTENCE OF AN EXEMPTION FROM REGISTRATION.

              THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                      SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                             ----------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
               OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                   THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

-----------------------------------------------------------------------------------------------------------
                             Price to Public        Underwriting Discounts and       Proceeds to Issuer or
                                                    Commissions (1)                  Other Persons
-----------------------------------------------------------------------------------------------------------

Per Unit                           $6.0625 (2)             0                            0 (3)
Total                           $7,765,626 (2)             0                            0 (3)
-----------------------------------------------------------------------------------------------------------

  (1)  None, to the Company's knowledge.
  (2) Based on the closing bid price of the Company's common stock as reported on the Nasdaq SmallCap Market on July 11, 1997.
       Represents estimate of price to public, assuming sales of all Shares at closing bid price as of July 11, 1997. The actual price at which the securities covered by this Prospectus may be offered to the public may vary and could be substantially different. See "Selling Stockholder".
  (3) The Company will receive none of the proceeds of sales of the securities offered by this Prospectus. The Company can provide no estimate of the proceeds the Selling Stockholder would receive upon sales of the securities offered by this Prospectus. See "Selling Stockholder" and "Plan of
       Distribution".

                  The date of this Prospectus is July 16, 1997.


                                         2

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR
INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER
CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION
OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE
COMPANY OR THE SELLING STOCKHOLDER.  THIS PROSPECTUS DOES NOT CONSTITUTE AN
OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED
HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE
SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.  NEITHER THE DELIVERY OF
THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES,
CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE
COMPANY SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange
Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024,
Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at
Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois
60661. Copies of such materials also may be obtained from the Public
Reference Section of the Commission at 450 Fifth Street, N.W., Washington,
D.C. 20549 at prescribed rates. In addition, the Company is required to file electronic versions of these documents through the Commission's
Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). The
Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants filed electronically with the Commission. The Common
Stock of the Company is traded on the Nasdaq SmallCap Market. Reports and other information concerning the Company may be inspected at the National
Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington,
D.C. 20006.

  The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the Shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Shares, reference is made to the Registration Statement. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including all exhibits and schedules thereto, may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents and materials filed by the Company with the Commission are incorporated herein by reference:

  (i) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, filed with the Commission on April 15,
       1997;

  (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the Commission on May 15,
       1997;

  (iii) The Company's Current Report on Form 8-K, dated March 13, 1997, filed with the Commission on March 19, 1997;

                                      3

  (iv) The Company's Current Report on Form 8-K, dated March 24, 1997, filed with the Commission on March 31, 1997;

  (v) The Company's Definitive Proxy Statement on Schedule 14A filed with the Commission on May 15, 1997;

  (vi) Amendment No. 1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, filed with the Commission on April 15, 1997;

  (vii) Amendment No. 1 to the Company's Quarterly Report on Form 10-
       QSB for the quarter ended September 30, 1995, filed with the Commission on April 15, 1997;

  (viii) Amendment No. 1 to the Company's Quarterly Report on Form 10-
       QSB for the quarter ended March 31, 1996, filed with the Commission on April 15, 1997;

  (ix) Amendment No. 1 to the Company's Quarterly Report on Form 10-
       QSB for the quarter ended June 30, 1996, filed with the Commission on April 15, 1997;

  (x)  Amendments Nos. 1, 2 and 3 to the Company's Quarterly Report on
       Form 10-QSB for the quarter ended September 30, 1996, filed with the Commission on January 22, 1997, January 24, 1997 and
       April 15, 1997, respectively; and

  (xi) The description of the Company's Common Stock included in the Company's Registration Statement on Form 8-A, as filed with the Commission on April 1, 1994.

  All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Shares registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). All such requests shall be directed to: fonix corporation, 1225 Eagle Gate
Tower, 60 East South Temple Street, Salt Lake City, Utah 84111, Attention:
Jeffrey N. Clayton, Esq., Telephone: (801) 328-0161. The Company maintains a World Wide Web site that contains certain of the documents incorporated by reference herein. The address of the Company's web site is http://www.fonix.com. Alternatively, certain of the documents incorporated herein by reference are available at the Commission's World Wide Web site at http://www.sec.gov.

                      ---------------------

             SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

  Certain statements in this Prospectus and in the documents incorporated herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 2B of the Exchange
Act. For this purpose, any statements contained herein or incorporated herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words
"believes," "plans," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements. These factors include those set forth in "Risk Factors" herein.

                                       4

                              PROSPECTUS SUMMARY

  The following summary information is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated herein by reference and the financial statements which are incorporated herein by reference.

THE COMPANY . . . . . . . . . fonix  corporation (the "Company")  is a development stage company engaged in
                              research and development of certain
                              proprietary automatic computer voice
                              recognition technologies and related
                              technologies.  The Company's present
                              marketing direction is to focus on
                              licensing its technologies to and
                              entering into co-development
                              relationships and strategic alliances
                              with third parties that are participants
                              in the horizontal computer industry
                              (including producers of application
                              software, operating systems, computers
                              and microprocessor chips) or are
                              research and development entities,
                              including academia, government, industry
                              and commercial speech product
                              developers.  The Company intends for the
                              foreseeable future to generate revenues
                              from such licensing royalties and
                              strategic partnerships and alliances,
                              rather than from the direct manufacture
                              of products incorporating the Company's
                              proprietary technologies.  The Company
                              to date has not generated revenues from
                              operations and has not entered into any
                              licensing agreements or strategic
                              alliances or partnerships.  See "The
                              Company".

RISK FACTORS. . . . . . . . . Any investment in the Shares involves
                              substantial risk.  See   "Risk Factors".

SECURITIES OFFERED. . . . . . 1,280,928 shares of the Company's Common
                              Stock, par value $.0001 per share, that
                              are issuable by the Company to the
                              Selling Stockholder upon the conversion
                              of the Series B Debentures or the
                              exercise of the Warrants or are
                              presently outstanding.

OFFERING PRICE. . . . . . . . All or part of the Shares offered hereby may  be  sold  from time to time in
                              amounts and on terms to be determined by
                              the Selling Stockholder at the time of
                              sale.  See "Plan of Distribution".

USE OF PROCEEDS . . . . . . . The Company will receive no part of the proceeds from the sale of the Shares
                              registered pursuant to this Registration
                              Statement.  The Company will, however,
                              receive certain proceeds as a result of
                              the exercise, if any, of the Warrants.

SELLING STOCKHOLDER . . . . . The Shares being offered hereby are being  offered for the account of the
                              Selling Stockholder specified under the
                              caption "Selling Stockholder".

ADDRESS AND TELEPHONE NUMBER
OF THE COMPANY. . . . . . . . 1225 Eagle Gate Tower, 60 East South
                              Temple Street, Salt Lake City, Utah
                              84111.  Tel. (801) 328-0161

NASDAQ SMALLCAP MARKET
TRADING SYMBOL. . . . . . . . "FONX"

                                      5

                                 RISK FACTORS

AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK
AND SHOULD NOT BE MADE BY PERSONS WHO CANNOT AFFORD THE LOSS OF THEIR
ENTIRE INVESTMENT.  IN CONNECTION WITH THE "SAFE HARBOR" PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THE COMPANY IS HEREBY
IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS
TO DIFFER MATERIALLY FROM THOSE PROJECTED IN FORWARD-LOOKING STATEMENTS OF
THE COMPANY MADE BY OR ON BEHALF OF THE COMPANY.  THE COMPANY ADVISES
READERS NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS IN
LIGHT OF THE RISKS AND UNCERTAINTIES TO WHICH THEY ARE SUBJECT. THE
FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY
AND ITS BUSINESS.

  Substantial and Continuing Losses; Accumulated Deficit.  Since
commencing its business of developing its automatic speech recognition technologies ("ASRT") and certain other proprietary technologies, including data compression and neural network design technologies (collectively the
ASRT and such other related technologies are referred to in this Prospectus as the "Core Technologies"), the Company has had no revenues from operations.  During each of the preceding three fiscal years, the Company has sustained ongoing losses associated with its research and development costs.  The Company incurred a net loss of $7,829,508 for the year ended
December 31, 1996 and a net loss of $2,863,463 for the three-month period ended March 31, 1997.  Accordingly, the auditor's report in the fiscal 1996 financial statements includes an explanatory paragraph relating to the
Company's ability to continue as a going concern.  Losses of this magnitude are expected to continue for the near term and until such time as the
Company is able to complete licensing or co-development arrangements with third parties which produce revenues sufficient to offset losses associated with the Company's ongoing operating expenses, and there can be no assurance that the Company will achieve profitable operations or that
profitable operations will be sustained if achieved.   At December 31,
1996, the Company's accumulated deficit was $19,841,807 and at March 31,
1997, the Company's accumulated deficit was $22,705,270.   The Company
anticipates incurring substantial research and development expenses for the foreseeable future, which will require substantial amounts of additional cash on an ongoing basis.  The Company must continue to secure additional financing to complete its research and development activities, and to seek and engage in negotiations with potential strategic alliance partners and otherwise market its technology to industry segments that can incorporate the Company's technologies into their products.  The Company believes that the cash generated to date from its financing activities and the Company's ability to raise cash in future financing activities will be sufficient to satisfy its working capital requirements through the next twelve-month period.  However, there can be no assurance that this assumption will prove to be accurate or that events in the future will not require the Company to obtain additional financing sooner than presently anticipated.  To the extent that the Company's future financing activities involve the issuance of equity securities or securities convertible into equity securities, additional dilution to the interests of the Company's stockholders will result.  Although the Company  continues to  investigate  several financing alternatives, including strategic partnerships, private, debt and equity financing and other sources in relation to its ongoing and research and development activities, there can be no assurance that the current levels of funding or additional funding will be available when needed, or if available will be on terms satisfactory to the Company.  Failure to obtain additional financing could have a material adverse effect on the
Company, including possibly requiring it to significantly curtail its operations.  See December 31, 1996 Form 10-KSB "Item 1. Description of
Business" and "Item 6. Management's Discussion and Analysis of Financial
Condition and Results of Operations"; and March 31, 1997 Form 10-Q Part I
"Item 2. Management's Discussion and Analysis of Financial Condition and
Results of Operations."

  Development Stage of Core Technologies. While the Company generally is pleased with the progress made to date with respect to the research and development of its Core Technologies, currently there are no products incorporating the Core Technologies. As a development stage company, fonix intends to enter into licensing and co-development arrangements or strategic alliances with third parties, although no such relationships presently exist. The Company presently anticipates that any products incorporating the Company's Core Technologies would be manufactured and marketed by such third party licensees and co-development and strategic alliance partners. There can be no assurance that the Company will ever be able to license its Core Technologies or enter into co-development or strategic alliance agreements such that the Core Technologies or products based thereon will be commercially viable.

                                       6

  Implementation of Business Strategy. The Company's business strategy is to achieve revenues through appropriate strategic alliances, co-
development arrangements and license agreements.  To date, the Company has not yet entered into any revenue-generating license, co-development or strategic relationships.  The Company's ability to implement its strategy fully over the long term, and the ultimate success of this strategy, are subject to a broad range of uncertainties and contingencies, many of which are beyond the Company's control. The Company may not be able to achieve the revenue growth it is seeking as a result of incompatibilities between its Core Technologies and the needs of third-party developers and manufacturers or an unwillingness of companies with existing voice
recognition products to integrate the Company's technologies.   In
addition, there can be no assurance that the Company will be able to enter into revenue-generating licensing or co-development arrangements or to implement strategic relationships, or, if entered into, that such strategic relationships will in fact further the implementation of the Company's business strategy.

  Unproven Market; Risks of New Technology. The market for speech recognition technologies is relatively new. The Company's Core
Technologies are new and represent a significant departure from technologies which have already found a degree of acceptance in the nascent voice recognition marketplace. The financial performance of the Company will depend, in part, on the future development, growth and ultimate size of the market for voice recognition products generally, and products incorporating the Company's Core Technologies specifically. Products, if any, incorporating the Company's Core Technologies will compete with more conventional means of information processing (e.g., data entry or access by keyboard or touch-tone phone). The Company believes that there is a substantial potential market for products incorporating speaker-independent, natural language, continuous speech recognition technology with vocabulary contextually sufficient to be useful for general purpose consumer, commercial and industrial use, and capable of operating in real time with acceptable levels of accuracy. Nevertheless, there can be no assurance that any market for the Company's Core Technologies or for products incorporating the Company's Core Technologies will develop, or that the Company's technology will find general acceptance in the marketplace, or that sales of products incorporating the Core Technologies will be profitable. Accordingly, the Company is subject to all of the risks inherent in developing and marketing new products based on new technology, together with the risks associated with market acceptance of such technology, technological obsolescence, inappropriate and/or illegal intellectual property appropriation and inadequate funding to commence and/or sustain operations. Even if the Core Technologies are licensed and products incorporating such technologies are manufactured and marketed, the occurrence of warranty or product liability, or retraction of market acceptance due to product failure, excess product returns or failure of the products to meet market expectations could prevent the Company from achieving or sustaining profitable operations.

  Reliance on Strategic Partners The Company's strategy for commercialization of its Core Technologies depends, in part, upon the formation of strategic alliances and licensing arrangements, although the Company has not entered into any such arrangements to date. There can be no assurance that the Company will be able to establish such strategic alliance or licensing arrangements, that any such arrangements or licenses will be on terms favorable to the Company, or that any such strategic alliances or licensing arrangements ultimately will be successful. Even if the Company were to enter into third party licensing agreements, the extent of revenues to the Company resulting from such agreements would depend on factors beyond the Company's control such as the timing and extent of such licensee's manufacture of products incorporating the Company's Core
Technologies, the scope of the marketing effort related to such products, the price of any product incorporating the Company's Core Technologies, and competition from new or existing products. Moreover, disputes may arise with respect to the ownership of rights to any technology developed with strategic partners. These and other possible disagreements between strategic partners and the Company could lead to delays in the collaborative research, development or commercialization of certain product candidates, or could require or result in litigation or arbitration, which could be time consuming and expensive, and which could have a material adverse effect on the Company's business, financial condition and results of operations.

  Competition and Technological Change. The computer hardware and software industries into which the Core Technologies would be incorporated are highly and intensely competitive. In particular, the speech recognition field and the computer voice and communications industries in which products employing the Company's Core Technologies would be incorporated are characterized by rapid technological change. Competition in the field of speech recognition is based largely on technological superiority. The development of new technology or material improvements to existing technologies by the Company's competitors may render the Company's technology obsolete. Accordingly, the success of the Company will depend upon its ability to continually enhance its Core Technologies to keep pace with or ahead of technological developments and to address the changing needs of the marketplace. Although the Company expects to continue to devote significant resources to research and development activities, there can be no assurance that these activities will allow the Company's Core
Technologies

                                       7

to successfully be incorporated into marketable products or to keep pace with changing demands and needs of the marketplace. In addition, there can be no assurance that the introduction of products or technological developments by others will not have a material adverse effect on the Company's operations. Although the Company believes that its Core
Technologies could beneficially be incorporated into most existing computer speech recognition applications based on traditional Hidden Markov Models
("HMMs") technology, several companies already manufacture and market computer speech recognition products against which products incorporating the Core Technologies would compete. Some, if not all, of those companies have greater experience in manufacturing and marketing speech recognition products, and many have far greater financial and other resources than the Company and/or its potential licensees and co-developers, as well as broader name-recognition, more-established technology reputations, and mature distribution channels for their products. One computer speech company, Dragon Systems, Inc., has recently introduced a continuous speech dictation product that could have the effect of desensitizing the market to new dictation products and increasing the installed base of products incorporating traditional voice recognition technologies. Additionally, as the market for automatic speech recognition expands and matures, the Company expects many more entrants into this already competitive arena.
There can be no assurance that the distinguishing characteristics of the Core Technologies as completed and/or as may be enhanced in the future and any products employing such technology will be sufficient to allow the Company to successfully compete in the marketplace.

  Need for Additional Financing.  The development of the Company's Core
Technologies has required that fonix establish a substantial research and scientific infrastructure consisting of teams of experts in, among others, the fields of computer programming and design, electrical engineering and linguistics, as well as the assembly of certain specialized equipment and developmental and diagnostic software and hardware, some of which has been designed and built exclusively by the Company. The Company has consumed substantial amounts of cash to date in developing this infrastructure and in developing and refining its Core Technologies.  During the year ended
December 31, 1996, the Company incurred total research and development expenses in the amount of $4,758,012.  During the three-month period ended
March 31, 1997, the Company incurred total research and development
expenses of $1,610,058.   The Company anticipates that its research and
development expenditures will continue at present rates or increased rates for the foreseeable future.  Even absent revenues from co-development or licensing agreements, the Company believes that existing cash and cash from anticipated financings will be sufficient to support the Company's operations for at least the next 12 months.  The Company's actual future capital requirements, however, will depend on many factors, including further development of its Core Technologies, the Company's ability to enter into strategic alliance, co-development and licensing arrangements, the progress of the development, manufacturing and marketing efforts of the
Company's strategic partners, if any, the level of the Company's activities relating to commercialization rights it may retain in its strategic alliance arrangements, competing technological and market developments, and the costs involved in enforcing patent claims and other intellectual
property rights.   In the event that substantial amounts of additional
financing are required, the Company does not believe it will be able to obtain such financing from traditional commercial lenders.  Rather, the
Company likely will have to conduct additional sales of its equity and/or debt securities.  There can be no assurance that such additional financing will be available if and when, and in the amounts required, by the Company.
Moreover, even if such financing is available if and when required, there can be no assurance that such financing will be obtained on terms that are favorable to the Company, and substantial and immediate dilution to existing stockholders likely would result from any sales of equity securities or other securities convertible into equity securities.  To the extent that the Company raises additional funds through strategic alliance and licensing arrangements, the Company may be required to relinquish rights to certain of its technologies, or to grant licenses on terms that are not favorable to the Company, either of which could have a material adverse effect on the Company's business, financial condition and results of operations.  In the event that adequate funds are not available when and as needed, the Company's business would be adversely affected.

  Intellectual Property Protection.  On June 17, 1997, the United
States Patent and Trademark Office issued U.S. Patent No. 5,640,490 entitled "A User Independent, Real-time Speech Recognition System and
Method." . The patent has a 20-year life running from the November 4, 1994 filing date, and has been assigned to the Company. However, there can be no assurance that such patent will be incontestable to a user with prior rights. The Company is unaware of any facts or circumstances suggesting that the Core Technologies or the Company's anticipated use thereof infringes or will infringe any third party intellectual property rights.
Regardless of the foregoing, there can be no assurance that the Core
Technologies will not infringe upon third party intellectual property rights, nor can there be any assurance that a third party will not assert that the Company has infringed its intellectual property rights, in which case the Company could be involved in protracted and costly litigation which could seriously impede the Company's development or otherwise adversely affect its operations. Additionally, attempts may be made to copy or reverse engineer aspects of the Core Technologies, or to obtain, use or exploit information or methods

                                    8

which the Company deems proprietary.  Policing the use of the Core
Technologies and perhaps infringing technology is difficult and expensive.
Litigation or other action may be necessary in the future to protect the Company's proprietary rights and to determine the validity and scope of the proprietary rights of others. Such litigation or proceedings could result in substantial costs and diversions of resources and management's attention, and could have a material adverse impact upon the Company's business, operating results and financial condition. In addition to patents, the Company relies on proprietary technology that it closely guards as trade secrets. The Company has required nondisclosure and confidentiality agreements to be executed by its employees, potential licensees, and potential strategic alliance and co-development partners, and the Company expects to continue this requirement. However, there can be no assurance that such non-disclosure and confidentiality agreements will be legally enforceable or sufficient to maintain the secrecy of the Company's proprietary technology. Moreover, although the Company presently is seeking patent protection for certain additional technologies, there can be no assurance that such patents will issue or that the Company will be able to sufficiently protect any technologies developed by it in the future.

  Controlling Interest of Related Parties. Thomas A. Murdock, a director, executive officer and founding shareholder of the Company is the trustee of a voting trust into which is deposited a majority of the Company's issued and outstanding common stock, which effectively gives Mr.
Murdock control of the Company. The Company believes that it will be controlled by Mr. Murdock, as the trustee of the voting trust and one of its founding shareholders, for the foreseeable future.

  Lack of Diversification of the Company's Business. The Company is not engaged in and does not intend to engage in any business other than the further development and marketing of its Core Technologies and related technologies.

  Dependence on Key Personnel. The Company is dependent on the knowledge, skill and expertise of several key scientific employees and consultants, including but not limited to C. Hal Hansen, Dale Lynn
Shepherd, R. Brian Moncur, and Tony R. Martinez, and its executive officers, Messrs. Studdert, Murdock and Dudley. The loss of any of such personnel could materially and adversely affect the Company's future business efforts. Moreover, although the Company has taken reasonable steps to protect its intellectual property rights, if one or more of the Company's key scientific employees or consultants resigns from the Company to join a competitor, the loss of such personnel and the employment of such personnel by a competitor could have a material adverse effect on the Company. In the event of loss of any of the Company's key employees or consultants, there can be no assurance that the Company would be able to prevent the unauthorized disclosure or use of its proprietary technology by such former employees or consultants, although the Company's employees and consultants have entered into confidentiality agreements with the Company.
The Company does not presently have any key man life insurance on any of its employees.

  Assets Consisting Primarily of Intangible Intellectual Property
Rights. The Company's assets consist primarily of intangible assets, principally intellectual rights such as patents, trademarks and trade secrets, the value of which will depend significantly upon the success of the Company's development of the Core Technologies and its ability to enter into licensing and co-development arrangements with third parties. In the event of default on indebtedness or liquidation of the Company, there can be no assurance that the value of these assets will be sufficient to satisfy its obligations.

  Significant Outstanding Indebtedness. The Company has incurred substantial indebtedness in relation to its assets and will be subject to all of the risks associated with substantial leverage, including the risk that available cash may not be adequate to make required payments to the holders of the Company's debentures. The Company's ability to satisfy its obligations under the debentures from cash flow will be dependent upon the Company's future performance and will be subject to financial, business and other factors affecting the operation of the Company, many of which may be beyond the Company's control. In the event the Company does not have sufficient cash resources to satisfy repayment obligations or other obligations of the Company to the holders of the debentures, the Company will be in default under the debentures, which would have a material adverse effect on the Company and could result in a reduction of the price of the Company's Common Stock. The debentures are unsecured and subordinate in right of payment to all senior indebtedness of the Company.
The debentures do not restrict the Company's ability to incur additional senior indebtedness and most other indebtedness. The terms of senior indebtedness now existing or incurred in the future could affect the Company's ability to make payments of principal and/or interest to the holders of debentures.

  Risks Associated With Pending Litigation. The Company has been named as a defendant in a shareholder derivative action brought by a shareholder of the Company against certain directors of the Company and a third party affiliated with certain of the director-defendants. See Part I, Item 3, Legal Proceedings of the Company's Annual Report on Form 10-KSB for the
Year

                                     9

Ended December 31, 1996. Although the parties have reached, in principal, a settlement agreement, as is discussed in more detail below, the complaint in that action alleges that certain of the individual employee director defendants wrongfully caused the Company to engage in a series of loan transactions with K.L.S. Enviro Resources, Inc., a Nevada corporation
("KLSE"), and thereafter appropriated to themselves certain corporate opportunities resulting from such loan transactions. The Complaint further alleges that the non-employee director defendants wrongfully acquiesced in or ratified the conduct of the employee-directors, and that all of the individual defendants breached their fiduciary duties to the Company. The
Complaint seeks to compel an accounting for any alleged profits earned by the employee director defendants, equitable relief in the form of an order requiring certain of the employee director defendants to forfeit certain securities of KLSE they allegedly acquired in breach of their fiduciary duties to the Company, monetary damages in an unspecified amount, and costs and legal fees. After that action was filed but before process was served, the Company commenced settlement negotiations with the plaintiff. Although a settlement agreement in principal was reached by the parties, no settlement agreement has been executed; process has been served and the discovery process with respect to the settlement is ongoing. The terms of the definitive settlement agreement between the parties will be subject to approval by the court. Regardless of the outcome of the discovery relating to the settlement or the commencement of litigation proceedings if the settlement is not consummated, the Company believes that the claims asserted against the Company in this action are entirely without merit, and that the material facts and circumstances surrounding the relationship between the Company and KLSE have been fully disclosed in accordance with applicable laws and regulations. See Part II, Item 12, "Certain
Relationships and Related Party Transactions" of the Company's Annual
Report on Form 10-KSB for the Year Ended December 31, 1996. After consideration of the nature of the claims and the facts relating to this action, the Company believes that the resolution of this action will not have a material effect on the Company's business, financial condition and results of operations; however, the results of this action, including any potential settlement, are uncertain and there can be no assurance to that effect. At a minimum this action will result in some diversion of management time and effort from the operations of the business.

  Potential Adverse Effect of Anti-Takeover Provisions The Company is subject to anti-takeover provisions of Section 203 of the Delaware General
Corporation Law, which prohibits the Company from engaging in a "business combination" with an "interested shareholder" for a period of three years after the date of the transaction in which the person first becomes an "interested shareholder," unless the business combination is approved in a prescribed manner. The application of Section 203 also could have the effect of delaying or preventing changes of control or management of the Company, which could adversely affect the market price of the Company's
Common Stock.  These provisions, and other provisions of the Company's
Certificate of Incorporation, may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of the Company, including transactions in which shareholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of shareholders to approve transactions that they may deem to be in their best interests.

  Possible Volatility of Stock Price.  The Company believes that factors such as  announcements of developments related to the Company's business, announcements by competitors, the issuance of patents and financings, and other factors have  caused the price of the Company's stock and its trading volume to fluctuate, in some cases substantially, and could continue to do so in the future.  In addition, the stock market has experienced extreme price and volume fluctuations that have particularly affected the market price for many technology companies and that have often been unrelated to the operating performance of these companies.  These broad market fluctuations may adversely affect the market price of the
Company's common stock. The trading prices of many technology companies'
stocks are at or near their historical highs, and reflect price/earnings
ratios substantially above historical norms.   In the Company's case the
absence of revenues from operations indicates that the market price of the
Company's common stock fluctuates as a result of highly speculative factors.  There can be no assurance that the trading price of the Company's common stock will remain at or near its current level.

  Absence of Dividends. The Company has never paid dividends and does not intend to pay any dividends for the foreseeable future.

                                  THE COMPANY

  The following summary information about the Company should be read in conjunction with the more detailed information contained in Part I, Item 1 of the Company's Annual Report on Form 10-KSB for the year ended December
31, 1996 and incorporated herein by reference.

                                      10

  fonix (TM) corporation (the "Company" or "fonix") was incorporated under the laws of the State of Delaware on September 12, 1985. Since June 4,
1994, when Phonic Technologies, Inc., a Utah corporation ("PTI"), merged with and into a wholly-owned subsidiary of the Company, the Company has been engaged in research and development of automatic computer speech recognition technologies ("ASRT") and related technologies such as data compression and neural network design (the ASRT and such related technologies of the Company are referred to in this Prospectus collectively as the "Core Technologies"). The Core Technologies, as developed to date, employ a proprietary phonetic speech modeling engine and a linguistic and contextual process based on a proprietary neural network system (artificial intelligence). Leading speech recognition industry expert, John A, Oberteuffer, Ph.D., recently appointed to the Company's Board of Directors, has projected that the global market for speech recognition technologies will be $3 billion by the year 2001.

Technology Overview

  Presently available traditional voice recognition technologies have been used in a variety of products for industrial, telecommunications, business and personal applications. Speech recognition algorithms in software have been developed and refined over the past ten years. However, the increase in processing speed and memory capacity of personal computers has accounted for much of the improvement in traditional speech recognition systems during that period. This improvement includes vocabulary size and recognition accuracy. Currently available speech recognition systems for personal computers include speech command systems for navigating the Windows (R) interface and inexpensive, discrete word dictation systems offered by Dragon Systems, IBM, and Kurzweil. Recently, vocabulary-specific continuous speech dictation systems also have been introduced by Phillips, IBM, and Dragon Systems. In addition, telephony applications with menu choice systems and small vocabulary dialogue systems have been demonstrated by Nuance, Nortel, and others.

  Despite the nominal advances in performance of such presently available systems, there are significant limitations inherent in all of these systems, each of which continue to use traditional approaches generally based on Hidden Markov Models ("HMMs") technology. These traditional approaches have not appreciably advanced since the late 1980's.
Applications based on such traditional speech recognition systems for personal computers all require close-talking microphones in relatively low noise environments and a formal, discrete speaking style to achieve acceptable accuracy. In so-called continuous dictation systems, significant adaptation to user speech, speaking style, and content area also are required. These traditional systems are generally restricted to speech recognition for a single individual dictating in a quiet environment; presently available telephony-based systems are even more limited in general functionality.

  The present industry standard methodology, the HMMs, use a general template or pattern matching technique using a statistical modeling approach. Massachusetts Institute of Technology researcher, Dr. Victor
Zue, has noted that speech-recognition systems based on such technology

  "utilize little or no specific-speech knowledge, but rely instead primarily on general-purpose pattern-recognition algorithms. While such techniques are adequate for a small class of well-constrained speech recognition problems, their extendibility to multiple speakers, large vocabularies, and/or continuous speech is highly questionable. In fact, even for the applications that these devices are designed to serve, their performance typically falls far short of human performance."

HMMs' widely recognized weaknesses are many: (i) they do not meet the needs for mass market implementation, (ii) they have limited input feature types, (iii) they account for only limited context, (iv) they have limited ability to generalize acoustic and language structure, (v) they require training data from the end-user for acceptable performance, (vi) models become extremely large and complex as vocabulary grows, and (vii) there is a lack of hardware parallel processing capability.

  In contrast to HMMs, fonix researchers have developed what the Company believes to be a fundamentally new approach to the analysis of human speech sounds and the contextual recognition of speech. The core fonix ASRT attempt to approximate the techniques employed by the human auditory system and language understanding centers in the human brain. The
ASRT use information in speech sounds perceptible to humans but not discernible by current automatic speech recognition systems. They also employ neural technologies (artificial intelligence techniques) for identifying speech components and word sequences contextually, similar to the way in which scientists believe information is processed by the human brain. As presently developed, the ASRT are comprised of several components including a phonetic sound representation recognition engine, audio signal

                                      11

processing, a feature extraction process, a phoneme estimation process, and a linguistic process consisting of two components, one of which is expert- or rule-based and one of which is based on proprietary neural technologies
(artificial intelligence), that are designed to interpret human speech contextually.

  The Company believes the reliable recognition of natural, spontaneous speech spoken by one or more individuals in a variety of common environments by means of a conveniently placed microphone, all based on its ASRT will significantly improve the performance, utility and convenience of applications currently based on traditional HMMs technology such as computer interface navigation, data input, text generation, telephony transactions, continuous dictation and other applications. Additionally, the Company believes that its ASRT will make possible major new speech recognition applications such as the transcription of business meetings and conversations, real-time speech-to-speech language translation, natural dialogues with computers for information access and consumer electronic devices controlled by natural language.

  Thus, in the near term, the Company believes that its ASRT will initially offer unique speech processing techniques that will be both complementary and significantly enhancing to currently available speech
recognition systems.   The Company anticipates that it will initially
license its ASRT to third-parties and co-develop the ASRT with research and development groups in government, industry, and academia.  In the long term, the Company anticipates that automatic speech recognition systems employing the Company's unique new ASRT will dominate the market and set the industry standard for all automatic speech recognition applications because of its anticipated capacities to overcome the weaknesses of HMMs.
In addition, the Company expects that certain elements of its Core
Technologies will have industry-leading applications in such non-speech recognition industries, market segments and disciplines as artificial intelligence and data compression.  Although these plans represent management's belief and expectation based on its current understanding of the market and its experience in the industry, there can be no assurance that actual results will meet these expectations.  See "Risk Factors".

                                USE OF PROCEEDS

  All of the Shares are being sold by the Selling Stockholder or by its pledgees, donees, transferees or other successors in interest, and the Company will not receive any proceeds from the sale of such Shares. The
Company will, however, receive the proceeds of the payment of the exercise price upon the exercise of the Warrants.

                              SELLING STOCKHOLDER

  The following table sets forth, as of July 11, 1997, information concerning the beneficial ownership of shares of Common Stock by the Selling Stockholder as of the date of this Prospectus and the number of such shares included for sale in this Prospectus. The number of shares included in the Registration Statement of which this Prospectus is a part and available for resale (i) is based, in part, upon an estimate of 200% of the number of shares of Common Stock issuable by the Company upon the conversion by the Selling Stockholder of $3,000,000 principal amount of the Series B Debentures utilizing a hypothetical conversion price of $5.82 per share, (ii) is subject to adjustment pursuant to the terms of the Series B
Debentures, and (iii) could be materially more or less than such estimated amount depending on factors which cannot be predicted by the Company at this time, including, among others, the future market price of the Company's Common Stock. The use of such hypothetical prices is not intended, and should in no way be construed, to constitute a prediction as to the future market price of the Company's Common Stock. To the best of the Company's knowledge, except as stated in this Prospectus, the Selling
Stockholder has not held any office or maintained any material relationship with the Company or any of its predecessors or affiliates over the past three years. The Selling Stockholder reserves the right to reduce the number of shares offered for sale or to otherwise decline to sell any or all of the Shares registered hereunder.

                                   12

                            Number of
                            Shares of
                            Common Stock
                            Beneficially           Number of            Percentage of        Shares of
                            Owned                  Shares of            of Common Stock      Common
Name of                     Prior to               Common Stock         Beneficially Owned   Stock Owned
Selling Stockholder         Offering(1)(2)         Offered Hereby       After Offering       After Offering
-----------------------------------------------------------------------------------------------------------

Southbrook International     765,464               1,280,928            (2) (3)              (3)
  Investments, Ltd.

_________________________

  (1) The Selling Stockholder currently holds the Company's Series B 5% Convertible Debentures Due 2007 in the principal amount of $3,000,000 and Common Stock Purchase Warrants entitling it to purchase 250,000 shares of Common Stock at the per share price of $8.28. The Series B Debentures are convertible into and the Warrants are exercisable for the Shares which are the subject of this Prospectus. The number of shares of Common Stock issuable upon conversion of the Series B Debentures varies according to the market price at and immediately preceding the conversion date. The number of shares set forth above includes an estimate of the number of shares assuming conversion of the entire principal amount of the Series B Debentures at a hypothetical conversion price of $5.82 per share, and is provided solely for the purpose of determining the Selling Stockholder's beneficial ownership of the Company's Common Stock as of the date of this Prospectus. The actual conversion price and the number of Shares issuable upon such conversion could differ substantially.

  (2) Pursuant to the terms of the purchase agreement under which the Selling Stockholder acquired the Series B Debentures and the Warrant, the Series B Debentures are convertible and the Warrants are exercisable by the Selling Stockholder only to the extent that the number of shares of Common Stock thereby issuable would not result in the Selling Stockholder beneficially owning more than 4.999% of the then outstanding shares of Common Stock.

  (3) There is no assurance that the Selling Stockholder will sell any or all of the Shares offered hereby.

                             PLAN OF DISTRIBUTION

  Pursuant to the Registration Rights Agreement dated as of June 18,
1997, between the Company and the Selling Stockholder (the "Registration Rights Agreement"), the Company agreed to file with the Commission a registration statement covering the Shares by July 18, 1997, and to use its best efforts to cause such registration statement to be declared effective as promptly as possible after the filing thereof, but in any event prior to September 16, 1997. The Registration Statement has been filed with the Commission pursuant to the Registration Rights Agreement. The Selling Stockholder may sell all or a portion of the Shares held by it from time to time while the Registration Statement of which this Prospectus is a part remains effective. The Company has agreed that it will use all reasonable efforts to keep the Registration Statement effective for a period of three years commencing on the effective date of the Registration Statement (or a shorter period if all of the Shares have been sold or may be sold without volume restrictions pursuant to Rule 144 under the Securities Act prior to the expiration of the three-year period). The aggregate proceeds to the Selling Stockholder from the sale of Shares offered by the Selling Stockholder hereby will be the prices at which such securities are sold, less any commissions. There is no assurance that the Selling Stockholder will sell any or all of the Shares offered hereby.

  The Selling Stockholder and its pledgees, donees, transferees and successors-in-interest may from time to time, sell all or a portion of the Shares on the NASDAQ SmallCap Market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Shares may be sold by the Selling Stockholder by one or more of the following methods, without limitation: (a) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, (c) exchange distribution in accordance with the rules of such exchange, (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers, (e) privately negotiated transactions, (f) short sales, including short sales against the box, and (g) a combination of any such methods of sale. In effecting sales, brokers and dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Stockholder (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Stockholder to sell a specified number of such Shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Stockholder to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve block transactions and sale to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such Shares commissions as described above. The Selling Stockholder may also sell the Shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this Prospectus.

  The Selling Stockholder and any broker-dealers or agents that participate with the Selling Stockholder in sales of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

  From time to time the Selling Stockholder may engage in short sales, short sales against the box, puts and calls and other transactions in securities of the Company or derivatives thereof, and may sell and deliver the Shares in connection therewith. If the Selling Stockholder engages in such transactions, the conversion price of the Series B Debentures may be affected. From time to time the Selling Stockholder may pledge its shares pursuant to the margin provisions of its customer agreements with its brokers. Upon a default by the Selling Stockholder, the broker may offer and sell the pledged shares of Common Stock from time to time.

  The Company is required to pay all fees and expenses incident to the offering and sale of the Shares, including fees and disbursements of up to $10,000 of counsel to the Selling Stockholder. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

  In order to comply with the securities laws of certain states, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, the sale and issuance of Shares may be subject to the notice filing requirements of certain states.

  The Selling Stockholder is not restricted as to the price or prices at which it may sell the Shares. Sales of such Shares at less than market prices may depress the market price of the Company's Common Stock. Moreover, the Selling Stockholder is not restricted as to the number of Shares which may be sold at any one time. The Selling Stockholder and its pledgees, donees, transferees and successors in interest are acting independently of the Company in making decisions with respect to the timing, manner and size of each sale.

  The Company has advised the Selling Stockholder that the anti-manipulative rules under the Exchange Act, including Regulation M, may apply to sales in the market of the Shares offered hereby and has furnished the Selling Stockholder with a copy of such rules. The Company has also advised the Selling Stockholder of the requirement for the delivery of this Prospectus in connection with resales of the Shares offered hereby.

                                 LEGAL MATTERS

  The validity of the Shares offered hereby will be passed upon for the Company by Durham, Evans, Jones & Pinegar, P.C., 50 South Main Street, Suite 850, Salt Lake City, Utah 84144.

                                    EXPERTS

  The financial statements of fonix corporation included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in such annual report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's ability to continue as a going concern because the Company is a development stage enterprise), and have been incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.





















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                                      15

                               TABLE OF CONTENTS
                             ____________________


Available Information...............................................3
Incorporation of Certain Documents By Reference.....................3
Special Note Regarding Forward-Looking Information..................4
Prospectus Summary..................................................5
Risk Factors........................................................6
The Company........................................................10
Use of Proceeds....................................................12
The Selling Stockholder............................................12
Plan of Distribution...............................................13
Legal Matters......................................................14
Experts............................................................15
===========================================================================




                              fonix corporation


                               1,280,928 SHARES

                                COMMON STOCK



                            ____________________

                                 PROSPECTUS

                            ___________________

                              July 16, 1997

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company. All amounts shown are estimates except the Securities and Exchange Commission registration fee.


Filing Fee - Securities and Exchange           $ 2,648
    Commission
Legal fees and expenses of the                  35,000
    Company
Accounting fees and expenses                    10,000
Blue Sky fees and expenses                          --
Printing expenses                                   --
Miscellaneous expenses                           5,000
                                            ==========
Total Expenses                                 $52,648


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections
(a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Ninth of the registrant's Charter provides that, the registrant shall, "to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

     Article VII, Section 7 of the registrant's Bylaws further provides that the registrant "shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware."


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                                      II-2

ITEM 16. LIST OF EXHIBITS.


5      Opinion of Durham, Evans, Jones & Pinegar, P.C.

23.1 Consent of Durham, Evans, Jones & Pinegar, P.C., included in Exhibit 5 filed herewith.

23.2   Consent of Deloitte & Touche LLP

23.3   Consent of Pritchett, Siler & Hardy, P.C.

24     Power of Attorney (See page II-5 of this Registration Statement).

-------------------


ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933, as amended (the
     "Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on this 16th day of July, 1997.


                                           fonix corporation



                                           By: /s/ Stephen M. Studdert
                                              ---------------------------
                                               Stephen M. Studdert
                                               Chairman,
                                               Chief Executive Officer


                               POWER OF ATTORNEY


     We, the undersigned officers and directors of fonix corporation hereby severally constitute Stephen M. Studdert and Thomas A. Murdock, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable fonix corporation to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                          Title                                   Date
------------                       ----------------------                  ------


/s/ Stephen M. Studdert            Chairman and Chief Executive Officer    July 11, 1997
--------------------------          (Principal Executive Officer)
Stephen M. Studdert

/s/ Roger D. Dudley                Executive Vice President Finance        July 9, 1997
--------------------------          (Principal Financial Officer)
Roger D. Dudley

/s/ Douglas L. Rex                 Chief Financial Officer (Principal      July 9, 1997
--------------------------          Accounting Officer)
Douglas L. Rex

                                   Director                                July __, 1997
--------------------------
Alan C. Ashton, Ph.D.

/s/ Joseph Verner Reed             Director                                July 9, 1997
--------------------------
Ambassador Joseph Verner Reed

/s/ John A. Oberteuffer            Director                                July 9, 1997
--------------------------
John A. Oberteuffer, Ph.D.

/s/ Rick D. Nydegger               Director                                July 9, 1997
--------------------------
Rick D. Nydegger

/s/ James B. Hayes                 Director                               July 15, 1997
--------------------------
James B. Hayes

/s/ Thomas A. Murdock              Director                               July 8, 1997
--------------------------
Thomas A. Murdock